Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2026 Employment Inducement Award Plan of MeiraGTx Holdings plc of our report dated March 30, 2026, with respect to the consolidated financial statements of MeiraGTx Holdings plc included in its Annual Report (Form 10-K) for the year ended December 31, 2025, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

New York, New York

August 13, 2026